EXHIBIT 99.1

CUSIP NO. 87944E105

AGREEMENT OF JOINT FILING

The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended, with respect to the American Depositary Shares, each representing 20,000 Preferred Shares, of Telemig Celular Participações S.A.   Each of the undersigned further agrees and acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: January 19, 2007	REPORTING PERSON:

Stichting Administratiekantoor Talpa Beheer
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Talpa Beheer BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Talpa Capital Holding BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Investments BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Investments GP I BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Fund I CV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Johannes Hendrikus Hubert de Mol
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

* Signed pursuant to powers of attorney, dated July 30, 2006, August 3, 2006 and January 18, 2007, included as Exhibit 99.2 to the statement on Schedule 13D filed with the Securities and Exchange Commission on January 19, 2007 by the Reporting Persons and incorporated by reference herein.